Exhibit 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




CoreComm, Limited
New York, New York


We hereby consent to the incorporation by reference in the Registration Statement of CoreComm Limited on Form S-1 of our report dated March 10, 2000, relating to the combined financial statements of ATX Telecommunications Services Group as of December 31, 1999, 1998 and 1997 and for each of the three years in the period ended December 31, 1999, which appears in the earlier effective Registration Statement (File No. 333-47984).

We also consent to the reference to us under the caption "Experts" in the Prospectus constituting part of the Registration Statement No. 333-47984 on Form S-1.





                                                  BDO Seidman, LLP
Philadelphia, Pennsylvania
September 5, 2001